FOR RELEASE FEBRUARY 17, 2009 at 7:30 a.m. ET

Palatin Technologies, Inc. Reports Fiscal Year 2009 Second Quarter Results;
Teleconference and Webcast to be held on February 17, 2009

CRANBURY, NJ – February 17, 2009 – Palatin Technologies, Inc. (NYSE Alternext US: PTN) announced today results for its second quarter ended December 31, 2008. Palatin reported a net loss of $0.4 million, or $0.00 per basic and diluted share, for the quarter ended December 31, 2008, compared to a net loss of $3.8 million, or $0.04 per basic and diluted share, for the same period in 2007. Total revenues in the quarter ended December 31, 2008 were $1.2 million, compared to $0.7 million for the same period in 2007.

The decrease in the net loss for the quarter ended December 31, 2008 versus the quarter ended December 31, 2007 was primarily attributable to a decrease in both research and development and general and administrative operating expenses.

As of December 31, 2008, the Company had cash, cash equivalents and available-for-sale investments totaling $6.3 million compared to $12.8 million at June 30, 2008. In addition, the Company had $4.9 million in accounts receivable as of December 31, 2008, which has been received.

REVENUE

For the quarter ended December 31, 2008, Palatin recognized $1.2 million of contract revenue under its collaboration agreement with AstraZeneca AB, compared to $0.7 million for the same quarter of 2007. In addition, the Company recognized approximately $0.6 million in Other Income for the quarter ended December 31, 2008, which consisted mainly of proceeds of $0.5 million from the sale of previously expensed equipment and supplies; there was no such activity for the quarter ended December 31, 2007.

COSTS AND EXPENSES

Total operating expenses for the quarter ended December 31, 2008 were $4.0 million versus $6.1 million for the comparable quarter of 2007. The decrease in operating expenses was primarily due to the strategic restructuring and refocusing of our clinical-stage product portfolio development programs. Additionally, there was a $1.2 million decrease in general and administrative expenses primarily related to the reductions in workforce initiated in September 2007 and May 2008.

Palatin Technologies’ management will discuss the second quarter financial results for the fiscal year ending June 30, 2009 and provide an update on corporate developments during a conference call and webcast on February 17, 2009 at 11:00 a.m. ET.

-More-

Conference Call / Webcast
The Company will host a conference call and webcast on February 17, 2009 at 11:00 a.m. Eastern Time to discuss its second quarter, fiscal year 2009 financial results. Individuals interested in listening to the conference call live can dial 888-631-5927 (domestic) or 913-312-0661 (international), passcode 5142197. The webcast and replay can be accessed by logging on to the “Investor/Media Center-Webcasts” section of Palatin’s website at http://www.palatin.com. A telephone and webcast replay will be available approximately one hour after the completion of the call. To access the telephone replay, dial 888-203-1112 (domestic) or 719-457-0820 (international), passcode 5142197. The webcast and telephone replay will be available through February 24, 2009.

About Palatin Technologies, Inc.
Palatin Technologies, Inc. is a biopharmaceutical company focused on discovering and developing targeted, receptor-specific small molecule and peptide therapeutics. Palatin’s strategy is to develop products and then form marketing collaborations with industry leaders in order to maximize their commercial potential. For additional information regarding Palatin, please visit Palatin Technologies’ website at http://www.palatin.com.

Forward-looking Statements
Statements about future expectations of Palatin Technologies, Inc., including statements about its development programs, proposed indications for its product candidates, pre-clinical activities, marketing collaborations, and all other statements in this document other than historical facts, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and as that term is defined in the Private Securities Litigation Reform Act of 1995. Palatin intends that such forward-looking statements be subject to the safe harbors created thereby. Palatin’s actual results may differ materially from those discussed in the forward-looking statements for various reasons, including, but not limited to Palatin’s ability to fund development of its technology, ability to establish and successfully complete clinical trials and pre-clinical studies and the results of those trials and studies, dependence on its partners for certain development activities, need for regulatory approvals and commercial acceptance of its products, ability to protect its intellectual property, and other factors discussed in the Palatin’s periodic filings with the Securities and Exchange Commission. Palatin is not responsible for updating for events that occur after the date of this press release.

Palatin Technologies Investor Inquiries:	Palatin Technologies Media Inquiries:
Stephen T. Wills, CPA, MST	Susan Kim, Burns McClellan
EVP-Operations / Chief Financial Officer	Tel: (212) 213-0006

(609) 495-2200/info@palatin.com	skim@burnsmc.com

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(Financial Statement Data Follows)

PALATIN TECHNOLOGIES, INC.
Consolidated Statement of Operations Data
(unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2008	2007	2008	2007
REVENUES:
Licenses and contracts	$1,211,405	$742,835	$1,965,251	$9,720,566

OPERATING EXPENSES:
Research and development	2,839,451	3,791,344	6,497,450	11,735,221
General and administrative	1,151,475	2,329,052	2,608,323	3,988,062
Total operating
expenses	3,990,926	6,120,396	9,105,773	15,723,283

Loss from operations	(2,779,521)	(5,377,561)	(7,140,522)	(6,002,717)

OTHER INCOME (EXPENSE):
Investment income	77,236	314,470	160,216	711,091
Interest expense	(7,524)	(12,469)	(12,018)	(30,698)
Gain on sale of equipment	550,968	–	550,968	–
Total other income, net	620,680	302,001	699,166	680,393

Loss before income taxes	(2,158,841)	(5,075,560)	(6,441,356)	(5,322,324)
Income tax benefit	1,741,476	1,291,444	1,741,476	1,291,444

NET LOSS	$(417,365)	$(3,784,116)	$(4,699,880)	$(4,030,880)

Basic and diluted net loss per
common share	$0.00	$(0.04)	$(0.05)	$(0.05)

Weighted average number of
common shares outstanding
used in computing basic
and diluted net loss per
common share	86,640,647	85,204,169	86,082,481	85,190,733

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PALATIN TECHNOLOGIES, INC.
Consolidated Balance Sheet Data

	December 31, 2008	June 30, 2008
ASSETS
Current assets:
Cash and cash equivalents	$2,953,366	$9,421,770
Available-for-sale investments	3,375,074	3,352,771
Accounts receivable	4,900,486	5,747
Prepaid expenses and other current assets	554,755	484,362
Total current assets	11,783,681	13,264,650

Property and equipment, net	4,336,327	5,128,076
Restricted cash	475,000	475,000
Other assets	248,785	257,198
Total assets	$16,843,793	$19,124,924

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Capital lease obligations, current portion	$193,034	$263,128
Accounts payable	344,447	635,183
Accrued expenses	1,367,961	1,666,628
Accrued compensation	-	767,509
Deferred revenue, current portion	5,633,335	1,666,669
Total current liabilities	7,538,777	4,999,117

Capital lease obligations, net of current portion	52,646	121,629
Deferred rent, net of current portion	1,280,904	1,479,794
Deferred revenue, net of current portion	5,272,221	5,972,220
Total liabilities	14,144,548	12,572,760

Stockholders' equity:
Preferred stock of $.01 par value - authorized 10,000,000 shares;
Series A Convertible; issued and outstanding 4,997 shares as of
December 31, 2008 and June 30, 2008, respectively	50	50
Common stock of $.01 par value - authorized 150,000,000 shares;
issued and outstanding 86,662,901 and 85,524,077 shares as of
December 31, 2008 and June 30, 2008, respectively	866,629	855,241
Additional paid-in capital	209,060,464	208,247,194
Accumulated other comprehensive income	51,420	29,117
Accumulated deficit	(207,279,318)	(202,579,438)
Total stockholders' equity	2,699,245	6,552,164
Total liabilities and stockholders' equity	$16,843,793	$19,124,924

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